EXHIBIT 13(b)(iii)(B)

 12/31/96
 GENERATIONS                                                                                   TOTAL
 NON-STANDARDIZED CUMULATIVE                                    1 YEAR         5 YEAR         RETURN
 TOTAL RETURNS                                                  TOTAL          TOTAL           SINCE
 USING HYPOTHETICAL UNIT VALUES                                 RETURN         RETURN        INCEPTION
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 REAL ESTATE SECURITIES #93                                                                      06/95

 BEG OF PERIOD UV                                                     5.380054     N/A               5.000000
 # OF UNITS PURCHASED                                               185.871740     N/A             200.000000
 END OF PERIOD UV                                                     7.454877      7.454877         7.454877
 END OF PERIOD VALUE                                              1,385.65         N/A           1,490.98

 DIFFERENCE                                                         385.65         N/A             490.98

 PERCENT CHANGE                                                      38.57%        N/A              49.10%
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